SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2008

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

On December 10, 2008, the Compensation Policy Committee of the Registrant’s Board of Directors authorized the following modifications to the Registrant’s Capital Accumulation Plan (the “Plan”):

•	the percentage of Compensation (as defined in the Plan) credited to each participant’s account annually is to increase from 2% to 4%;

•	vested balances under Plan are to be distributed every 5 years (rather than every 10 years as now provided by the Plan); and

•	the annual vesting of account balances is to increase from 10% to 20%.

Each of these modifications is to be effective January 1, 2009.  As disclosed in the Registrant’s Proxy Statement in connection with its 2008 Annual Meeting of Stockholders, each of the Company’s named executive officers participates in the Plan.  The Plan amendment reflecting the above modifications is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01.                 Financial Statements and Exhibits.

(c)          Exhibits

10.1	Amendment to MAXXAM Inc. Revised Capital Accumulation Plan of 1988

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM Inc.

Date: December 16, 2008	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary
EXHIBIT INDEX
Exhibit No.	Description
10.1	Amendment to MAXXAM Inc. Revised Capital Accumulation Plan of 1988

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